UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 9, 2012

Omni Bio Pharmaceutical, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-52530	20-8097969
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5350 South Roslyn, Suite 430, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

(303) 867-3415

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 9, 2012, Omni Bio Pharmaceutical, Inc. (the “Company”) entered into a Stock Repurchase Agreement with BioMimetix Pharmaceutical, Inc. (“BioMimetix”), pursuant to which BioMimetix repurchased 62,500 shares of its common stock from the Company for cash of $500,000 or $8.00 per share (the “Transaction”), which was the original purchase price paid by the Company for BioMimetix’s common stock in July 2011. Following the Transaction, the Company continues to own 187,500 shares of BioMimetix’s common stock.

BioMimetix is a privately-held, development stage company that the Company invested $2.0 million of cash into in July 2011 in exchange for 250,000 shares of BioMimetix common stock. James Crapo, the Company’s chief executive officer, is also the chief executive officer and largest shareholder of BioMimetix.

The Company anticipates using the net proceeds from the Transaction for its working capital requirements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Stock Repurchase Agreement between Omni Bio Pharmaceutical, Inc. and BioMimetix Pharmaceutical, Inc., dated May 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Bio Pharmaceutical, Inc.

Date: May 10, 2012

	By:	/s/ Robert C. Ogden
Robert C. Ogden
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Stock Repurchase Agreement between Omni Bio Pharmaceutical, Inc. and BioMimetix Pharmaceutical, Inc., dated May 9, 2012

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